UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2016

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas		66612
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code	(785) 575-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Item 5.07. Submission of Matters to a Vote of Security Holders

We held our 2016 Annual Meeting of Shareholders on May 19, 2016 in Topeka, Kansas. Results for items presented for voting are listed below.

Item 1 on the Proxy Card. Our shareholders elected three Class II directors for a three-year term, with the following vote:

	Number of Votes
	For	Withheld	Broker Non-Votes
Richard L. Hawley	100,007,945	808,055	24,432,045
B. Anthony Isaac	99,844,655	971,345	24,432,045
S. Carl Soderstrom, Jr.	100,076,677	739,323	24,432,045

Item 2 on the Proxy Card. In an advisory “say on pay” vote, our shareholders approved the compensation of our named executive officers, with the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
96,545,387	3,609,219	661,394	24,432,045

Item 3 on the Proxy Card. Our shareholders voted for the ratification and confirmation of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016, with the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
124,188,393	696,681	362,971	0

Item 4 on the Proxy Card. Our shareholders approved an amendment to the Westar Energy, Inc. Long Term Incentive and Share Award Plan and approved the material terms of the performance goals under the plan, with the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
87,635,660	12,588,717	591,623	24,432,045

Item 5 on the Proxy Card. Our shareholders rejected a shareholder proposal requiring a report on our strategies surrounding distributed generation, with the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
23,343,198	59,523,164	17,949,638	24,432,045

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date:	May 24, 2016	By:	/s/ Larry D. Irick
		Name:	Larry D. Irick
		Title:	Vice President, General Counsel and Corporate Secretary